                                                                  EXHIBIT 2(C)

                           WARRANT PURCHASE AGREEMENT



         THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of July 12, 1994, between HUNTINGTON BANCSHARES INCORPORATED, a Maryland corporation ("Huntington"), and SECURITY NATIONAL CORPORATION, a Delaware corporation ("Security National").


                                    RECITALS


         A. Concurrently herewith, Huntington Bancshares Florida, Inc., a wholly owned subsidiary of Huntington ("Huntington Florida"), and Security National have entered into an Agreement and Plan of Merger (the "Merger Agreement") and Huntington, Huntington Florida, and Security National have entered into a Supplemental Agreement (the "Supplemental Agreement"), both dated as of the date hereof (collectively, the "Merger Documents"), which provide for the merger of Security National into Huntington Florida (the "Merger"). (All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Merger Documents.)

         B. As a condition to Huntington's and Huntington Florida's entering into the Merger Documents and in consideration therefor, Security National has agreed to issue to Huntington a warrant or warrants entitling Huntington to purchase up to a total of 500,600 shares of Security National Common, on the terms and conditions set forth herein.


                                   AGREEMENT


         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. ISSUANCE AND EXERCISE OF THE WARRANT. Concurrently with the execution of the Merger Documents and this Agreement, Security National shall issue to Huntington a warrant in the forms attached as Attachment A hereto (the "Warrant") to purchase up to a total of 500,600 shares of Security National Common at a purchase price equal to $25.56 per share (the "Exercise Price"), subject to adjustments as provided in the Warrant. (The holder of the Warrant from time to time is hereinafter referred to as the "Holder.") The Warrant shall be exercisable in accordance with the terms and conditions set forth therein.

         2. REGISTRATION RIGHTS. If, at any time after the Warrant becomes exercisable in accordance with its terms, Security National shall receive a written request therefor from the Holder, Security National shall prepare and file a registration statement under the 1933 Act covering such number of shares of Security National Common as the Holder shall specify in the request and shall use its best efforts to cause such registration statement to become effective; provided, however, that the Holder shall only have the right to request three such registrations. Without the written consent of the Holder, neither Security National nor any other holder of securities of Security National may include securities in such registration.

         3. "PIGGYBACK" RIGHTS. If, at any time after the Warrant becomes exercisable in accordance with its terms, Security National shall determine to proceed with the preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for money of any of its securities (other than in connection with a dividend reinvestment, employee stock purchase, stock option, or similar plan or a registration statement on Form S-4) by it or any of its security holders, Security National shall give written notice thereof to the Holder. Upon the written request of the Holder given within ten days after receipt of any such notice from Security National, Security National shall, except as herein provided, cause all shares of Security National Common which the Holder shall request be included in such registration statement to be so included; provided, however, that nothing herein shall prevent Security National from abandoning or delaying any registration at any time; and provided, further, that if Security National decides not to proceed with a registration after the registration statement has been filed with the SEC and Security National's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by Security National, Security National shall promptly complete the registration for the benefit of the Holder if the Holder agrees to bear all additional and incremental expenses incurred by Security National as the result of such registration after Security National has decided not to proceed. If any registration pursuant to this Section shall be underwritten in whole or in part, the Holder may require that any shares of Security National Common requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the shares of Security National Common requested for inclusion pursuant to this Section would constitute more than 25 percent of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of such shares would interfere with the successful marketing of the shares of being offered by Security National, the number of shares otherwise to be included in the underwritten public offering hereunder may be reduced; provided, however, that after any such required reduction, the shares of Security National Common to be included in such offering for the account of the Holder shall constitute at least 25 percent of the total number of shares to be included in such offering.

         4. OBLIGATIONS OF SECURITY NATIONAL IN CONNECTION WITH A REGISTRATION. If and whenever Security National is required by the provisions of Sections 2 or 3 hereof to effect the registration of any shares of Security National Common under the 1933 Act, Security National shall:

                 (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed 30 days;

                 (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                 (c) furnish to the Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as the Holder or such underwriters may reasonably request in order to facilitate the public offering of such securities;

                 (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holder or such underwriters may reasonably request; provided that Security National shall not be required by virtue hereof to submit to the general jurisdiction of any state;

                 (e) notify the Holder, promptly after Security National shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                 (f) notify the Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                 (g) prepare and file with the SEC, promptly upon the request of the Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holder (and concurred in by counsel for Security National), is required under the 1933 Act or the rules and regulations promulgated thereunder in connection with the distribution of the shares of Security National Common by the Holder;

                 (h) prepare and promptly file with the SEC such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus is required to be delivered under the 1933 Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                 (i) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                 (j) at the request of the Holder, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of the counsel representing Security National for the purposes of such registration, addressed to the underwriters and to the Holder, covering such matters as such underwriters and the Holder may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants of Security National, addressed to the underwriters and to the Holder, covering such matters as such underwriters or the Holder may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of Security National included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the 1933 Act.

         5. EXPENSES OF REGISTRATION. With respect to a registration requested pursuant to Section 2 hereof and with respect to each inclusion of shares of Security National Common in a registration statement pursuant to
Section 3 hereof, Security National shall bear the following fees, costs, and expenses: all registration, stock exchange listing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Security National, fees and disbursements of counsel for the underwriter or underwriters of such securities (if Security National and/or the Holder are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Holder, underwriting discounts and commissions and transfer taxes for the Holder, and any other expenses incurred by the Holder not expressly included above shall be borne by the Holder.

         6.      INDEMNIFICATION.


                 (a) Security National shall indemnify and hold harmless the Holder, any underwriter (as defined in the 1933 Act) for the Holder, and each person, if any, who controls the Holder or such underwriter within the meaning of the 1933 Act, from and against any and all loss, damage, liability, cost, and expense to which the Holder or any such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed pursuant to Section 4 hereof, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that Security National will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder, such underwriter, or such controlling persons in writing specifically for use in the preparation thereof.

                 (b) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provision of such paragraph
(a), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action, the indemnified party shall have the right to participate in such action and to retain its own counsel, but the indemnifying party or parties shall not be required to indemnify and hold harmless the indemnified party pursuant to the provisions of such paragraph (a) for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence of this paragraph (b), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                 (c) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

         7.      REPURCHASE RIGHTS.

                 (a) At any time after the Warrant becomes exercisable and prior to the expiration of the Warrant, in accordance with the terms thereof:

     (i) Security National may, and upon the written request of the Holder, Security National shall, repurchase the Warrant from the Holder at a price (the "Warrant Repurchase Price") equal to the difference between the "Market/Offer Price" (as defined in paragraph (b) below) and the Exercise Price, multiplied by the number of shares for which the Warrant may then be exercised, in the aggregate, but only if the Market/Offer Price is greater than the Exercise Price.

     (ii) Security National may, and upon the written request of the owner (the "Owner") of any shares of Security National Common purchased pursuant to an exercise of the Warrant ("Warrant Stock"), Security National shall, repurchase all of the shares of Warrant Stock held by such Owner at a price (the "Warrant Stock Repurchase Price") equal to the number of shares to be repurchased hereunder multiplied by the greater of the Exercise Price and the Market/Offer Price; and

     (iii)     If any repurchase pursuant to clauses (i) and (ii) of this
  Section 7 occurs, Security National shall, upon the written request of Huntington, pay to Huntington all of Huntington's out-of-pocket expenses actually incurred and paid or payable to third parties in connection with the transactions contemplated by the Merger Documents for legal, accounting, and investment banking fees and expenses.

                 (b) For purposes of paragraph (a) of this Section 7, the "Market/Offer Price" shall mean the highest of (i) the price per share at which a tender offer or exchange offer for shares of Security National Common has been made, (ii) the price per share of Security National Common to be paid by any third party pursuant to an agreement with Security National, and (iii) the highest closing price for shares of Security National Common within the 4-month period immediately preceding the date the Holder gives notice of the required repurchase of the Warrant or the Owner gives notice of the required repurchase of Warrant Stock, as appropriate. In the event that an exchange offer is made or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Security National Common shall be determined by a nationally recognized investment banking firm mutually acceptable to the parties hereto.

                 (c) The Holder and the Owner may exercise their respective rights to require Security National to repurchase the Warrant or the Warrant Stock pursuant to this Section 7 by surrendering for such purpose to Security National, at its principal office, the Warrant or certificates for shares of Warrant Stock, as the case may be, free and clear of any liens, claims, encumbrances, or rights of third parties of any kind, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, requests Security National to repurchase such Warrant or Warrant Stock in accordance with the provisions of this Section 7. Subject to the last proviso of paragraph 7(d) below, as promptly as practicable, and in any event within five business days after the surrender of the Warrant or certificates representing shares of Warrant Stock and the receipt of such notice or notices relating thereto, Security National shall deliver or cause to be delivered to the Holder or Owner the Warrant Repurchase Price or the Warrant Stock Repurchase Price therefor, as applicable, or the portion thereof which Security National is not then prohibited under applicable law and regulation from so delivering.

                 (d) To the extent that Security National is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant and/or the Warrant Stock in full at any time that it may be required to do so hereunder, Security National shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Warrant Repurchase Price and the Warrant Stock Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which Security National
is no longer so prohibited.   Upon receipt of such notice from Security
National and for a period of 15 days thereafter, the Holder and/or Owner may revoke its notice of repurchase of the Warrant and/or Warrant Stock by written notice to Security National at its principal office stating that the Holder and/or the Owner elects to revoke its election to exercise its right to require Security National to repurchase the Warrant and/or Warrant Stock, whereupon Security National will promptly deliver to the Holder and/or Owner the Warrant and/or certificates representing shares of Warrant Stock surrendered to Security National for purposes of such repurchase and Security National shall have no further obligation to repurchase such Warrant and/or Warrant Stock hereunder. Security National hereby agrees to use its best efforts to obtain all required legal and regulatory approvals necessary to permit Security National to repurchase the Warrant and/or the Warrant Stock as promptly as practicable. To the extent that Security National is prohibited from repurchasing the Warrant or the Warrant Stock in full at the time of receiving the notice called for under paragraph (c) of this Section 7 and for a continuous period of 25 months thereafter, Security National shall, upon the expiration of such 25-month period, deliver to the Holder a new Warrant or Warrant evidencing the right of the Holder to purchase that number of shares of Security National Common obtained by multiplying the number of shares of Security National Common for which the Warrant may at such time be exercised by a fraction, the numerator of which is the Warrant Repurchase Price less the portion thereof (if any) theretofore delivered to the Holder and the denominator of which is the Warrant Repurchase Price, and Security National shall deliver to the Owner a certificate for the shares of Warrant Stock it is then so prohibited from repurchasing, and Security National shall have no further obligation to repurchase such new Warrant or such Warrant Stock hereunder.

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
     (e) Notwithstanding anything in this Section 7 to the contrary, Security National shall be entitled to offset, to the extent necessary, the amount of the termination fee previously paid pursuant to and in accordance with Section 11.03(a) of the Supplemental Agreement against any amounts owed to Huntington in connection with the repurchase of the Warrant or the Warrant Stock or the payment of out-of-pocket expenses of the sort described in
  Section 7(a)(iii).

         8. ASSUMPTION OF OBLIGATIONS UNDER THIS AGREEMENT. Security National will not enter into any transaction described in paragraph 5(a) of the Warrant unless the "Acquiring Corporation" (as that term is defined in the Warrant) assumes in writing all the obligations of Security National hereunder.

         9. REMEDIES. Without limiting the foregoing or any remedies available to the Holder, Security National specifically acknowledges that neither Huntington nor any successor holder of the Warrant would have an adequate remedy at law for any breach of this Warrant Purchase Agreement and Security National hereby agrees that Huntington and any successor holder of the Warrant shall be entitled to specific performance of the obligations of Security National hereunder and injunctive relief against actual or threatened violations of the provisions hereof.

         10. TERMINATION. This Agreement will terminate upon a termination of the Warrant in accordance with Section 9 thereof.

                 IN WITNESS WHEREOF, the parties hereto have executed this Warrant Purchase Agreement as of the day and year first above written.


                                        HUNTINGTON BANCSHARES INCORPORATED



                                        By: /s/ Zuheir Sofia
                                           -----------------------------------
                                              Zuheir Sofia, President


                                        SECURITY NATIONAL CORPORATION



                                        By: /s/ Michael W. Sheffey
                                           -----------------------------------
                                              Michael W. Sheffey, President

                                                                    ATTACHMENT A


THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT BEING SO REGISTERED OR QUALIFIED UNLESS AN EXEMPTION OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.


                                   WARRANT

                TO PURCHASE 500,600 SHARES OF THE COMMON STOCK

                                      OF

                        SECURITY NATIONAL CORPORATION



         This is to certify that, for value received, HUNTINGTON BANCSHARES INCORPORATED, a Maryland corporation ("Huntington"), is entitled to purchase from SECURITY NATIONAL CORPORATION, a Delaware corporation ("Security National"), at any time on or after the date hereof, an aggregate of up to 500,600 shares of the common stock, $1.00 par value per share, of Security National ("Security National Common"), at a price of $25.56 per share (the "Exercise Price"), subject to the terms and conditions of this Warrant and a certain Warrant Purchase Agreement, of even date herewith, between Huntington and Security National (the "Warrant Purchase Agreement"). The number of shares of Security National Common which may be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth. The terms and conditions set forth in this Warrant and the Warrant Purchase Agreement shall be binding upon the respective successors and assigns of both of the parties hereto. This Warrant is issued in connection with a certain Agreement and Plan of Merger, dated as of the date hereof, between Security National and Huntington Bancshares Florida, Inc. ("Huntington Florida"), and a certain Supplemental Agreement, dated as of the date hereof, among Huntington, Huntington Florida, and Security National (collectively, the "Merger Documents"), which provide for the merger of Security National into Huntington Florida (the "Merger"). The term "Holder" shall mean and refer to the holder of this Warrant from time to time.


         1.      EXERCISE OF THE WARRANT.

                 (a) Huntington will not exercise this Warrant unless, and to the extent required, it has obtained the approval of appropriate regulatory authorities having jurisdiction, including the Federal Reserve Board, pursuant to all applicable laws and regulations. Further, subject to the terms and conditions set forth in this Warrant and in the Warrant Purchase Agreement and the provisions of applicable law, Huntington will not exercise this Warrant without the written consent of Security National, except upon the occurrence of any of the following events:

     (i) any willful material breach of the Merger Documents by Security National or Security National Bank, or any other material breach of the Merger Documents by Security National or Security National Bank which would permit Huntington to terminate the

                                     -A1-

  Merger Documents and that is caused by or arises from any act or failure to act by Security National, Security National Bank, or any director, officer, shareholder, employee, agent, or other person acting on behalf of Security National or Security National Bank in a manner that is contrary to or inconsistent with their obligations under this Agreement or the Merger Agreement, including, without limitation, Security National having entered into an agreement with any third party that is inconsistent with the transactions contemplated under the Merger Documents;

    (ii) prior to the meeting of the Security National shareholders duly called and held for the purpose of approving the Merger in accordance with the terms of the Merger Documents (the "Shareholders' Meeting"), any person or group of persons (an "Offeror") submits a proposal to Security National relating to (1) the possible sale or other disposition of more than 25 percent of the shares of the capital stock or any other class of voting securities of Security National or Security National Bank, including, but not limited to, an exchange or tender offer therefor, (2) the possible sale or other disposition of a majority of the assets of Security National or Security National Bank, (3) a merger or consolidation involving Security National Bank, other than a transaction in which Security National will be the owner of all of the stock of the surviving corporation following the transaction, or (4) a merger or consolidation involving Security National, other than a transaction pursuant to which Security National will be the surviving corporation and the current shareholders of Security National will be the owners of a majority of the stock of the surviving corporation following the transaction (an "Acquisition Proposal") and, within 18 months after the date hereof, Security National enters into an agreement pursuant to such Acquisition Proposal with the Offeror and such transaction is consummated within such 18-month period;

    (iii) prior to the Shareholders' Meeting, any person or group of persons commences a tender or exchange offer to acquire equity securities of Security National if, after giving effect to such offer, such person or group would own or have the right to acquire a majority equity interest in Security National (a "Tender Offer"), and such equity interest is acquired pursuant to such Tender Offer within 18 months after the date hereof; or

    (iv) Security National enters into an agreement with respect to an Acquisition Proposal after the date hereof and such transaction is consummated within 18 months after the date hereof.

                 (b) As used in this Section 1, "person" or "group of persons" shall have the meanings assigned to such terms by Section 13(d) of the 1934 Act. For purposes of this Section 1, a Tender Offer which is contingent upon the expiration of the Warrant is deemed to commence when it is announced.

                 (c) This Warrant shall be exercised by presentation and surrender hereof to Security National at its principal office accompanied by
(i) a written notice of exercise for a specified number of shares of Security National Common, (ii) payment to Security National, for the account of Security National, of the Exercise Price for the number of shares specified in such notice, and (iii) a certificate of the Holder stating the event or events that have occurred which entitle the Holder to exercise this Warrant. The Exercise Price for the number of shares of Security National Common specified in the notice shall be payable in immediately available funds.

                 (d) Upon such presentation and surrender, Security National shall issue promptly (and within one business day if requested by the Holder) to the Holder, or any assignee, transferee, or designee permitted by subparagraph (f) of this Section 1, the shares to which the Holder is entitled hereunder.

                 (e) If this Warrant should be exercised in part only, Security National shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by Security National of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Security National

                                      -A2-

Common issuable upon such exercise, notwithstanding that the stock transfer books of Security National shall then be closed or that certificates representing such shares of Security National Common shall not then be actually delivered to the Holder. Security National shall pay all expenses, and any and all federal, state, and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 1 in the name of the Holder or of any assignee, transferee, or designee permitted by subparagraph (f) of this Section 1.

                 (f) This Warrant, once exercisable, or any warrant shares acquired by the Holder by its exercise, may be sold or transferred only (i) by private placement to the parties who would thereby be able to acquire not more than 2.0 percent of the then outstanding shares of Security National Common, or
(ii) through underwriters in a public and dispersed distribution. Prior to such sale or transfer, Security National shall have a right of first refusal for not less than all of the shares covered by or issued pursuant to the Warrant, at the price set by the Holder for private placement or public sale.

         2.      CERTAIN COVENANTS AND REPRESENTATIONS OF SECURITY NATIONAL.

                 (a) Security National shall at all times maintain sufficient authorized but unissued shares of Security National Common so that this Warrant may be exercised without additional authorization of Security National Common, after giving effect to all other options, warrants, convertible securities, and other rights to purchase Security National Common.

                 (b) Security National represents and warrants to Huntington that the shares of Security National Common issued upon an exercise of this Warrant will be duly authorized, fully paid, non-assessable, and subject to no preemptive rights.

                 (c) Security National agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by Security National; (ii) promptly to take all action as may from time to time be required, including, without limitation (A) complying with all pre-merger notification, reporting, and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder, and (B) in the event, under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), or the Change in Bank Control Act of 1978, or other statute, the prior approval of the Board of Governors of the Federal Reserve System or other regulatory agency (collectively, the "Agencies"), is necessary before the Warrant may be exercised, cooperate fully with the Holder in preparing such applications and providing such information to the Agencies as the Agencies may require in order to permit the Holder to exercise this Warrant and Security National duly and effectively to issue shares pursuant hereto; and (iii) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         3. FRACTIONAL SHARES. Security National shall not be required to issue fractional shares of Security National Common upon an exercise of this Warrant but shall pay for such fraction of a share in cash or by certified or official bank check at the Exercise Price.

         4. EXCHANGE OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of Security National for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Security National Common purchasable hereunder. The term "Warrant" as used herein includes any warrants for which this Warrant may be exchanged. Upon receipt by Security National of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, Security National will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of Security National, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

                                     -A3-

         5.      CERTAIN TRANSACTIONS.

                 (a) In case Security National shall (i) consolidate with or merge into any Person, other than Huntington or one of its Affiliates, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) permit any Person, other than Huntington or one of its Affiliates, to merge into Security National and Security National shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Security National Common shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Security National Common shall after such merger represent less than 50% of the outstanding shares and share equivalents, or (iii) sell or otherwise transfer all or substantially all of its assets or the assets of Security National Bank, a wholly owned subsidiary of Security National, to any Person, other than Huntington or one of its Affiliates, then, and in any such case, the agreement governing such transaction shall make proper provision so that this Warrant shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, a warrant, at the option of the Holder, of either (A) the Acquiring Corporation (as hereinafter defined),
(B) any company which controls the Acquiring Corporation, or (C) in the case of a merger described in clause (a)(ii) above, Security National, in which case such warrant shall be a newly issued warrant (in any such case, the "Substitute Warrant").

                 (b)      The following terms have the meanings indicated:

    (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Security National (if other than Security National), (B) the corporation merging into Security National in a merger in which Security National is the continuing or surviving person and in connection with which the then outstanding shares of Security National Common are changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Security National Common shall after such merger represent less than 50% of the outstanding shares and share equivalents, or
  (C) the transferee of all or substantially all of Security National's assets;

    (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Warrant;

    (iii) "Assigned Value" shall mean the Market/Offer Price as determined pursuant to paragraph 7(b) of the Warrant Purchase Agreement; provided, however, that in the event of a sale of all or substantially all of Security National's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Security National as determined by a recognized investment banking firm selected by the Holder, divided by the number of shares of Security National Common outstanding at the time of such sale;

    (iv) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, or sale; provided that if Security National is the issuer of the Substitute Warrant, the Average Price shall be computed with respect to a share of the common stock issued by the Person merging into Security National or by any company which controls such Person, as the Holder may elect;

    (v) A "Person" shall mean any individual, firm, corporation or other entity and include as well any syndicate or group deemed to be a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; and

                                     -A4-

    (vi) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                 (c) The Substitute Warrant shall have the same terms as this Warrant provided that if the terms of the Substitute Warrant cannot, for legal reasons, be the same as this Warrant, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Warrant shall also enter into an agreement with the then Holder of the Substitute Warrant in substantially the same form as the Warrant Purchase Agreement, which shall be applicable to the Substitute Warrant.

                 (d) The Substitute Warrant shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Security National Common for which this Warrant is then exercisable, divided by the Average Price. The exercise price of the Substitute Warrant per share of Substitute Common Stock shall be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of Security National Common for which this Warrant is then exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable.

         6.      RIGHTS OF THE HOLDER; REMEDIES.

                 (a) The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in Security National.

                 (b) Without limiting the foregoing or any remedies available to the Holder, Security National specifically acknowledges that neither Huntington nor any successor holder of this Warrant would have an adequate remedy at law for any breach of this Warrant and Security National hereby agrees that Huntington and any successor holder of this Warrant shall be entitled to specific performance of the obligations of Security National hereunder and injunctive relief against actual or threatened violations of the provisions hereof.

         7. ANTIDILUTION PROVISIONS. The number of shares of Security National Common purchasable upon the exercise hereof shall be subject to adjustment from time to time as provided in this Section 7.

                 (a) In the event that Security National issues any additional shares of Security National Common at any time after the date hereof (including pursuant to stock option plans), the number of shares of Security National Common which can be purchased pursuant to this Warrant shall be increased by an amount equal to 24.9 percent of the additional shares so issued.

                 (b)      (i)     In case Security National shall pay or make a
dividend or other distribution of any class of capital stock of Security National in Security National Common, the number of shares of Security National Common purchasable upon exercise hereof shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Security National Common outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

                         (ii)     In case outstanding shares of Security
National Common shall be subdivided into a greater number of shares of Security National Common, the number of shares of Security National Common purchasable upon exercise hereof at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Security National Common shall each be combined into a smaller number of shares of Security National Common, the number of shares of Security National Common purchasable upon exercise hereof at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately

                                     -A5-
decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                        (iii) The reclassification (including any reclassification upon a merger in which Security National is the continuing corporation) of Security National Common into securities including other than Security National Common shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Security National Common outstanding immediately prior to such reclassification into the number of shares of Security National Common outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be the day upon which such subdivision or combination becomes effective, as the case may be, within the meaning of clause (ii) above.

                         (iv)     Security National may make such increases in
the number of shares of Security National Common purchasable upon exercise hereof, in addition to those required by this paragraph (b), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients.

                 (c) Whenever the number of shares of Security National Common purchasable upon exercise hereof is adjusted pursuant to paragraph (b) above, the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction the numerator of which is equal to the number of shares of Security National Common purchasable prior to the adjustment and the denominator of which is equal to the number of shares of Security National Common purchasable after the adjustment.

                 (d) For the purpose of this Section 7, the term "Security National Common" shall include any shares of Security National of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution, or winding up of Security National and which is not subject to redemption by Security National.

         8.      NOTICE.

                 (a) Whenever the number of shares of Security National Common for which this Warrant is exercisable is adjusted as provided in
Section 7 hereof, Security National shall promptly compute such adjustment and mail to the Holder a certificate, signed by a principal financial officer of Security National, setting forth the number of shares of Security National Common for which this Warrant is exercisable and the adjusted Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective.

                 (b) Upon the occurrence of an event which results in this Warrant and/or the "Warrant Stock" (as such term is defined in the Warrant Purchase Agreement) becoming repurchasable as provided in Section 7 of the Warrant Purchase Agreement, Security National shall (i) promptly notify the Holder and/or the "Owner" (as that term is defined in the Warrant Purchase Agreement) of such event, (ii) promptly compute the "Warrant Repurchase Price" and the "Warrant Stock Repurchase Price" (as such terms are defined in the Warrant Purchase Agreement), and (iii) furnish to the Holder and/or the Owner a certificate, signed by the chief financial officer of Security National, setting forth the Warrant Repurchase Price and/or the Warrant Stock Repurchase Price and the basis and computation thereof.

                 (c) Upon the occurrence of an event which results in this Warrant becoming convertible into, or exchangeable for, the Substitute Warrant, as provided in Section 5 hereof, Security National and the Acquiring Corporation shall promptly notify the Holder of such event; and, upon receipt from the Holder of its choice as to the issuer of the Substitute Warrant, the Acquiring Corporation shall promptly compute the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable and furnish to the Holder a certificate, signed by a

                                     -A6-
principal financial officer of the Acquiring Corporation, setting forth the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable, the Substitute Warrant exercise price, a computation thereof, and when such adjustment will become effective.

         9. TERMINATION. This Warrant and the rights conferred hereby shall terminate upon the earliest of (i) six months after the occurrence of the first to occur of any of the events described in paragraph 1(a) of this Warrant, (ii) the Effective Date of the Merger, or (iii) six months after the termination of the Merger Documents in accordance with the terms thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Warrant as of this 12th day of July, 1994.


ATTEST:                                   SECURITY NATIONAL CORPORATION




By:_____________________________          By:________________________________
                                              Michael W. Sheffey, President
Title:__________________________

                                     -A7-